Exhibit 99.1

SIONIX CORPORATION ANNOUNCES SIGNING LETTER OF INTENT FOR FORMATION OF JOINT VENTURE TO CONSTRUCT AND OPERATE BRINE AND WATER RECLAMATION FACILITY IN MONTANA

HOUSTON, TX – (Marketwired – June 2, 2014) - Sionix Corporation (OTCQB:SINX) reported today that it has signed a Letter of Intent to form a 50-50 Joint Venture with BR Investments, LLC, an affiliate of The Prime Group, Inc.  The Letter of Intent provides for the Joint Venture to build and operate a facility to treat, reclaim and market production and flowback water from crude oil production and fracking operations in the Bakken Shale.

The plant will be located in Culbertson, Montana on an existing 45 acre industrial facility that includes heated tankage, buildings, highway and rail access, piping, water wells and other infrastructure.  BRI and Prime will acquire the total site and provide project financing to the JV.  Sionix will contribute a technology license and provide operating and technical management of the business.

Henry Sullivan, Sionix Chief Executive Officer, stated, “This project, when completed, will be the first large scale commercial application of Sionix technology to treat production and flowback water from drilling, fracking and production operations.  It is based on many years of research, development, lab and field testing by the Company.”

“We are very encouraged to be working with a partner with the vision and strength of BRI/Prime.  Their experience in property development, engineering and construction, project financing and management is a key element of our team strategy”, Sullivan added.

John Breugelmans, a principal of BRI, remarked, “We are pleased to be working with Sionix to participate in the growing and strategically important oil industry development in the Bakken and elsewhere.  We feel that the Sionix technology and our proposed operation in Culbertson will contribute to improving fracking economics while preserving precious fresh water resources by reclaiming oil field brines to a quality that permits reuse rather than one time use of fresh water followed by permanent disposal of flowback and produced water into deep saltwater disposal wells.”

About Prime Group, Inc.  Prime has successfully developed nearly $11 Billion of commercial and residential real estate across all product types.  The Company was founded in 1982 and has become one of the preeminent development companies in the country.

About Sionix Corporation Sionix designs, constructs and operates innovative water treatment systems based on a range of technologies, including its proprietary and patented Dissolved Air Flotation System.  The Company has previously conducted extensive R & D, lab and field testing of treatment of fracking and production waters generated in oil and gas operations.  Sionix believes that its water treatment systems are also applicable to manufacturing, agriculture, food processing, municipal and industrial water processes.

Forward-Looking Statements  All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include, but are not limited to, whether Sionix Corporation can raise capital as and when it needs to, whether the water purification systems will generate significant sales, whether it can compete successfully in its market and industry, and other factors beyond the control of Sionix Corporation, including those detailed from time to time in the reports filed with the Securities and Exchange Commission. Sionix Corporation assumes no obligation and does not intend to update these forward-looking statements.

Company Contact:
Dr. Henry W. Sullivan
Chief Executive Officer
hsullivan@sionix.com
Phone  (713) 682 - 6500